As filed with the Securities and Exchange Commission on February 27, 2004
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                RAMP CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)

        DELAWARE                                            84-1123311
-------------------------------                           --------------
(State or other jurisdiction of                          (I.R.S. Employer
Incorporation or organization)                           Identification No.)

                              THE GRAYBAR BUILDING
                        420 LEXINGTON AVENUE, SUITE 1830
                            NEW YORK, NEW YORK 10170
                                 (212) 697-2509
            ---------------------------------------------------------
               (Address, including zip code, and telephone number,
        Including area code, of registrant's principal executive offices)

                                 DARRYL R. COHEN
                              THE GRAYBAR BUILDING
                        420 LEXINGTON AVENUE, SUITE 1830
                            NEW YORK, NEW YORK 10170
                                 (212) 697-2509
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   Including area code, of agent for service)

                                    Copy to:

                           Martin Eric Weisberg, Esq.
                      Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 704-6000

                                  ------------


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| Registration No. 333-112321

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

----------
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
              TITLE OF EACH CLASS                  AMOUNT TO BE       OFFERING PRICE         AGGREGATE       REGISTRATION
        OF SECURITIES TO BE REGISTERED             REGISTERED(1)        PER SHARE         OFFERING PRICE        FEE(4)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share....       1,875,000 (2)             $0.70(3)         $1,312,500        $  166.29
---------------------------------------------------------------------------------------------------------------------------
Total Registration Fee..................                                                                       $  166.29
---------------------------------------------------------------------------------------------------------------------------

(1) Represents the shares of common stock being registered for resale by the selling stockholder and the number of shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock by the selling stockholder.

(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock offered hereby also include such presently indeterminate number of shares of common stock as shall be issued by us to the selling stockholders upon adjustment under anti-dilution provisions covering the additional issuance of shares by Ramp resulting from stock splits, stock dividends or similar transactions.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act; based on the average ($0.70) of the closing bid ($0.70) and asked ($0.70) price on the American Stock Exchange on February 26, 2004.

(4) Calculated pursuant to Section 6(b) of the Securities Act based upon Proposed Maximum Aggregate Offering Price multiplied by .0001267.

                           INCORPORATION BY REFERENCE
            OF REGISTRATION STATEMENT ON FORM S-3 FILE NO. 333-112321


           Ramp Corporation is incorporating by reference the information contained in its registration statement on Form S-3 File No. 333-112321 in its entirety, including any amendments, as well as any exhibits relating to it. The registration statement was declared effective by the Securities and Exchange Commission on February 12, 2004.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.  EXHIBITS.


Number                       Description of Exhibit
------                       ----------------------

  5.1 (1)                Opinion of Jenkens & Gilchrist Parker Chapin LLP
 23.1 (1)                Consent of Ehrhardt Keefe Steiner & Hottman PC.
 23.2 (1)                Consent of BDO Seidman, LLP.
 23.3 (1)                Consent of Jenkens & Gilchrist Parker Chapin LLP
                         (included in Exhibit 5.1 hereto)
 24.1 (2)                Power of Attorney

-------------------
(1)      Filed herewith.

(2) Filed with Ramp Corporation's registration statement on Form S-3 (Registration No. 333-112321) which was filed with the Securities and Exchange Commission on January 29, 2004 and declared effective on February 12, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 27, 2004.

                                                    RAMP CORPORATION


                                                    By: /s/ Darryl R. Cohen
                                                        ------------------------
                                                        Darryl R. Cohen
                                                        Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                   Title                                                        Date
---------                   -----                                                        ----

/s/ Darryl R. Cohen         Chairman, Chief Executive Officer and Director (Principal    February 27, 2004
-------------------         Executive Officer)
Darryl R. Cohen

/s/ Mitchell Cohen          Chief Financial Officer, Executive Vice President and        February 27, 2004
------------------          Secretary (Principal Financial and Accounting Officer)
Mitchell Cohen

/s/ Andrew Brown            President and Director                                       February 27, 2004
----------------
Andrew Brown

       *                    Director                                                     February 27, 2004
------------------
David Friedensohn

       *                    Director                                                     February 27, 2004
------------------
Samuel H. Havens

       *                    Director                                                     February 27, 2004
------------------
J.D. Kleinke

       *                    Director                                                     February 27, 2004
------------------
Jeffrey A. Stahl



*  By:   /s/ Andrew Brown
         Andrew Brown
         Attorney-in-Fact

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------




                              EXHIBITS TO FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                                  -------------

EXHIBIT INDEX
-------------

Number                       Description of Exhibit
------                       ----------------------

  5.1 (1)                Opinion of Jenkens & Gilchrist Parker Chapin LLP
 23.1 (1)                Consent of Ehrhardt Keefe Steiner & Hottman PC.
 23.2 (1)                Consent of BDO Seidman, LLP.
 23.3 (1)                Consent of Jenkens & Gilchrist Parker Chapin LLP
                         (included in Exhibit 5.1 hereto)
 24.1 (2)                Power of Attorney

-------------------
(1)      Filed herewith.

(2) Filed with Ramp Corporation's registration statement on Form S-3 (Registration No. 333-112321) which was filed with the Securities and Exchange Commission on January 29, 2004 and declared effective on February 12, 2004.